Exhibit (h)(1)(xii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 30th day of November 2016, between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the parties dated October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. The current Appendix A to the Agreement is hereby replaced and superseded with the Appendix A attached hereto, effective as of November 30, 2016; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “November 28, 2016 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this November 30, 2016 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this November 30, 2016 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II		BOSTON FINANCIAL DATA
GATEWAY TRUST		SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Richard J. Johnson
Name:	Michael Kardok	Name:	Richard J. Johnson
Title:	Treasurer	Title:	Managing Director

As an Authorized Officer on behalf of each ofthe Funds indicated on Appendix A

NGAM (Natixis)

Exhibit (h)(1)(xii)

APPENDIX A

Funds and Portfolios

Effective Date: November 30, 2016

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Core Plus Bond Fund

Loomis Sayles Multi-Asset Income Fund

Mirova Global Sustainable Equity Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

ASG Dynamic Allocation Fund

ASG Global Alternatives Fund

ASG Global Macro Fund

ASG Managed Futures Strategy Fund

ASG Tactical U.S. Market Fund

Loomis Sayles Dividend Income Fund

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

McDonnell Intermediate Municipal Bond Fund

Natixis Oakmark Fund

Seeyond Multi-Asset Allocation Fund

Vaughan Nelson Value Opportunity Fund

Vaughn Nelson Select Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Core Disciplined Alpha Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

NGAM (Natixis)

Exhibit (h)(1)(xii)

APPENDIX A

Funds and Portfolios

Effective Date: November 30, 2016

(continued)

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Equity and Income Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Equity Call Premium Fund

Gateway Fund

NGAM (Natixis)